Exhibit 99.1

HALLIBURTON ANNOUNCES FOURTH QUARTER 2024 RESULTS

•Net income of $0.70 per diluted share.
•Revenue of $5.6 billion and operating margin of 17%.
•Cash flow from operations of $1.5 billion and free cash flow1 of $1.1 billion.
•Full year share repurchases of $1 billion.
•Full year 60% return of free cash flow to shareholders.

HOUSTON – January 22, 2025 – Halliburton Company (NYSE: HAL) announced today net income of $615 million, or $0.70 per diluted share, for the fourth quarter of 2024. This compares to net income for the third quarter of 2024 of $571 million, or $0.65 per diluted share. Adjusted net income2 in the third quarter of 2024, excluding impairments and other charges and tax adjustments, was $641 million, or $0.73 per diluted share. Halliburton’s total revenue for the fourth quarter of 2024 was $5.6 billion, compared to total revenue of $5.7 billion in the third quarter of 2024. Operating income was $932 million in the fourth quarter of 2024, compared to operating income of $871 million in the third quarter of 2024. Adjusted operating income3, excluding impairments and other charges, was $987 million in the third quarter of 2024.

Total revenue for the full year of 2024 was $22.9 billion, flat compared to 2023. Operating income for 2024 was $3.8 billion, compared to 2023 operating income of $4.1 billion. Adjusted operating income, excluding impairments and other charges, for the full year of 2024 was $3.9 billion.

"I am pleased with our performance in 2024. We generated over $2.6 billion dollars of free cash flow, and returned over $1.6 billion dollars of cash to our shareholders," commented Jeff Miller, Chairman, President and CEO.

"While we expect 2025 to be sequentially softer in North America, we begin the second half of this decade in a great position, with a transformed balance sheet, leading returns, and strong free cash flow.

"I am excited about the long term outlook for Halliburton. I expect to execute our value proposition, deepen our technology portfolio, and drive value through our growth engines: drilling technology, unconventionals, well intervention, and artificial lift," concluded Miller.

Operating Segments

Completion and Production

Completion and Production revenue in the fourth quarter of 2024 was $3.2 billion, a decrease of $121 million, or 4% sequentially, while operating income was $629 million, a decrease of $40 million, or 6%. These results were primarily driven by lower stimulation activity in North America and decreased pressure pumping services in Latin America. Partially offsetting these decreases were higher year-end completion tool sales and improved artificial lift activity in North America and the Middle East, and increased stimulation activity in Africa and the Middle East.

Drilling and Evaluation

Drilling and Evaluation revenue in the fourth quarter of 2024 was $2.4 billion, while operating income was $401 million, both flat sequentially. Increased fluid services in the Middle East and Europe/Africa, improved drilling-related services in the North Sea, and improved software sales internationally were offset by decreased drilling services in the Middle East and Latin America, and decreased wireline activity globally.

Geographic Regions

North America

North America revenue in the fourth quarter of 2024 was $2.2 billion, a 7% decrease sequentially. This decline was primarily driven by lower stimulation activity and decreased fluid services in U.S. land and Canada, along with lower wireline activity in U.S. land. Partially offsetting these declines were increased fluid activities in the Gulf of Mexico, improved drilling services in U. S. land, and higher artificial lift activity and increased completion tool sales in the region.

International

International revenue in the fourth quarter of 2024 was $3.4 billion, an increase of 3% sequentially.

Latin America revenue in the fourth quarter of 2024 was $953 million, a decrease of 9% sequentially. This decrease was primarily due to lower activity across multiple product lines in Mexico and decreased pressure pumping services and lower wireline activity in Argentina. Partially offsetting these decreases were higher activity across multiple product lines in Brazil and increased fluid services in Argentina and the Caribbean.

Europe/Africa revenue in the fourth quarter of 2024 was $795 million, an increase of 10% sequentially. This increase was primarily due to improved drilling-related services in the North Sea, as well as increased pressure pumping services and higher fluid services in Africa. Partially offsetting these increases were lower cementing activity and decreased pipeline services in the North Sea and decreased drilling services in West Africa.

Middle East/Asia revenue in the fourth quarter of 2024 was $1.6 billion, an increase of 7% sequentially. This increase was primarily due to higher stimulation activity and increased fluid services in the Middle East, higher completion tool sales in Kuwait and the United Arab Emirates, and improved drilling services throughout Asia. Partially offsetting these improvements were decreased drilling services in the Middle East and lower fluid services in Asia.

Other Financial Items

During the fourth quarter of 2024, Halliburton:

•Repurchased approximately $309 million of its common stock.

•Repurchased approximately $100 million of debt across multiple senior notes.

•Paid dividends of $0.17 per share.

•Spent $33 million on SAP S4 migration.

Selective Technology & Highlights

•Halliburton introduced the Intelli family of diagnostic well intervention wireline logging services. This suite of services will enable Halliburton to collaborate more than ever with customers and improve well insights to enable increased production, help extend asset life, and reduce total cost of operations. These services can be combined or used separately. When integrated, the Intelli family of services saves time and cost through data acquisition in a single run. Supported by Halliburton’s global geoscience and production team, these services assist customers with their current and future well intervention needs.

•Halliburton introduced its iCruise® Force intelligent, high-performance motorized rotary steerable system. iCruise Force, when coupled with Halliburton's LOGIX™ automation and remote operations platform, is designed to expand drilling capabilities to optimize performance and maximize asset value for our customers. Powered by high-performance mud motors, the system enhances efficiency with expanded rig capabilities and extended drilling depths in complex formations. This helps our customers achieve faster penetration rates, lower drilling costs, and more precise wellbore placement.

•Halliburton announced the addition of SandTrap® XL to its sand consolidation portfolio. This latest innovation addresses the industry's challenge of excessive sand production with a low-viscosity resin system. Activated externally, it enables solids control over large intervals. SandTrap XL delivers consolidation strength to formation grains and preserves the original permeability of the rock. This new generation of sand control systems surpasses the limitations of legacy versions. Its external activation allows the treatment of longer intervals without a restriction on pump or cure time.

•Halliburton will open new facilities in Namibia highlighting the importance of the country’s growing oil and gas industry. The facilities, which will support the company’s in-country operations, are located in Windhoek, Walvis Bay, Swakopmund, and Lüderitz. Through these locations, Halliburton will deliver advanced technologies that include oilfield automation and remote operations, geosteering, measurement while drilling, and well testing to Namibia’s energy sector.

•Halliburton Labs added five innovative companies to its collaborative ecosystem. The new cohort features 360 Energy, Cella, Espiku, Mitico, and NuCube. The companies will enter a vibrant environment to help advance their commercialization with support from Halliburton's practitioners and business network.

•The Halliburton Charitable Foundation hosted its 31st annual Halliburton Charity Golf Tournament. The annual fundraising event, which benefits more than 100 charities, raised a record-breaking $4 million in donations. Since its inception in 1993, the tournament has raised a total of $34 million.

(1)	Free cash flow is a non-GAAP financial measure; please see reconciliation of Cash Flows from Operating Activities to Free Cash Flow in Footnote Table 5.

(2)	Adjusted net income is a non-GAAP financial measure; please see reconciliation of Net Income to Adjusted Net Income in Footnote Table 3 and 4.

(3)	Adjusted operating income is a non-GAAP financial measure; please see reconciliation of Operating Income to Adjusted Operating Income in Footnote Table 1 and 2.

About Halliburton

Halliburton is one of the world’s leading providers of products and services to the energy industry. Founded in 1919, we create innovative technologies, products, and services that help our customers maximize their value throughout the life cycle of an asset and advance a sustainable energy future. Visit us at www.halliburton.com; connect with us on LinkedIn, YouTube, Instagram, and Facebook.

Forward-looking Statements

The statements in this press release that are not historical statements are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond the company's control, which could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: changes in the demand for or price of oil and/or natural gas, including as a result of development of alternative energy sources, general economic conditions such as inflation and recession, the ability of the OPEC+ countries to agree on and comply with production quotas, and other causes; changes in capital spending by our customers; the modification, continuation or suspension of our shareholder return framework, including the payment of dividends and purchases of our stock, which will be subject to the discretion of our Board of Directors and may depend on a variety of factors, including our results of operations and financial condition, growth plans, capital requirements and other conditions existing when any payment or purchase decision is made; potential catastrophic events related to our operations, and related indemnification and insurance; protection of intellectual property rights; cyber-attacks and data security; compliance with environmental laws; changes in government regulations and regulatory requirements, particularly those related to oil and natural gas exploration, the environment, radioactive sources, explosives, chemicals, hydraulic fracturing services, and climate-related initiatives; assumptions regarding the generation of future taxable income, and compliance with laws related to and disputes with taxing authorities regarding income taxes; risks of international operations, including risks relating to unsettled political conditions, war, the effects of terrorism, foreign exchange rates and controls, international trade and regulatory controls, tariffs, and sanctions, and doing business with national oil companies; weather-related issues, including the effects of hurricanes and tropical storms; delays or failures by customers to make payments owed to us; infrastructure issues in the oil and natural gas industry; availability and cost of highly skilled labor and raw materials; completion of potential dispositions, and acquisitions, and integration and success of acquired businesses and joint ventures. Halliburton's Form 10-K for the year ended December 31, 2023, Form 10-Q for the quarter ended September 30, 2024, recent Current Reports on Form 8-K and other Securities and Exchange Commission filings discuss some of the important risk factors identified that may affect Halliburton's business, results of operations, and financial condition. Halliburton undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

HALLIBURTON COMPANY
Condensed Consolidated Statements of Operations
(Millions of dollars and shares except per share data)
(Unaudited)

	Three Months Ended
	December 31,		September 30,
	2024	2023	2024
Revenue:
Completion and Production	$3,178	$3,317	$3,299
Drilling and Evaluation	2,432	2,422	2,398
Total revenue	$5,610	$5,739	$5,697
Operating income:
Completion and Production	$629	$716	$669
Drilling and Evaluation	401	420	406
Corporate and other	(65)	(63)	(60)
SAP S4 upgrade expense	(33)	(15)	(28)
Impairments and other charges (a)	—	—	(116)
Total operating income	932	1,058	871
Interest expense, net	(84)	(98)	(85)
Argentina currency impact (b)	—	(103)	—
Loss on Blue Chip Swap transactions (c)	(8)	(6)	—
Other, net	(47)	(16)	(52)
Income before income taxes	793	835	734
Income tax provision (d)	(179)	(168)	(154)
Net income	$614	$667	$580
Net (income) loss attributable to noncontrolling interest	1	(6)	(9)
Net income attributable to company	$615	$661	$571

Basic and diluted net income per share	$0.70	$0.74	$0.65
Basic weighted average common shares outstanding	875	893	881
Diluted weighted average common shares outstanding	875	897	881

(a)	See Footnote Table 1 for details of the impairments and other charges recorded during the three months ended September 30, 2024.
(b)
During the three months ended December 31, 2023, Argentina devalued its peso by more than 50%. Consequently, Halliburton incurred a loss of $103 million due to the devaluation of the currency in Argentina.

(c)
The Central Bank of Argentina maintains currency controls that limit our ability to access U.S. dollars in Argentina and remit cash from our Argentine operations. The execution of certain trades known as Blue Chip Swaps, effectively results in a parallel U.S. dollar exchange rate.

(d)
The income tax provision during the three months ended September 30, 2024, includes a $41 million tax benefit associated with a partial release of a valuation allowance on deferred tax assets based on market conditions, as well as the tax effect on impairments and other charges. The tax provision during the three months ended December 31, 2023 includes the tax effect on the Argentina currency impact and the loss on Blue Chip Swap transactions.

See Footnote Table 1 for Reconciliation of Operating Income to Adjusted Operating Income.
See Footnote Table 3 for Reconciliation of Net Income to Adjusted Net Income.

HALLIBURTON COMPANY
Condensed Consolidated Statements of Operations
(Millions of dollars and shares except per share data)
(Unaudited)

	Year Ended
	December 31,
	2024	2023
Revenue:
Completion and Production	$13,251	$13,689
Drilling and Evaluation	9,693	9,329
Total revenue	$22,944	$23,018
Operating income:
Completion and Production	$2,709	$2,835
Drilling and Evaluation	1,608	1,543
Corporate and other	(255)	(244)
SAP S4 upgrade expense	(124)	(51)
Impairments and other charges (a)	(116)	—
Total operating income	3,822	4,083
Interest expense, net	(353)	(395)
Loss on Blue Chip Swap transactions (b)	(8)	(110)
Argentina currency impact (c)	—	(131)
Other, net (d)	(227)	(84)
Income before income taxes	3,234	3,363
Income tax provision (e)	(718)	(701)
Net income	$2,516	$2,662
Net income attributable to noncontrolling interest	(15)	(24)
Net income attributable to company	$2,501	$2,638

Basic net income per share	$2.84	$2.93
Diluted net income per share	$2.83	$2.92
Basic weighted average common shares outstanding	882	899
Diluted weighted average common shares outstanding	883	902

(a)	See Footnote Table 2 for details of the impairments and other charges recorded during the year ended December 31, 2024.
(b)
The Central Bank of Argentina maintains currency controls that limit our ability to access U.S. dollars in Argentina and remit cash from our Argentina operations. The execution of certain trades known as Blue Chip Swaps, effectively results in a parallel U.S. dollar exchange rate.

(c)
During the three months ended December 31, 2023, Argentina devalued its peso by more than 50%. Consequently, Halliburton incurred a loss of $103 million due to the devaluation of the currency in Argentina.

(d)	During the year ended December 31, 2024, Halliburton incurred a charge of $82 million in March 2024, primarily due to the impairment of an investment in Argentina and currency devaluation in Egypt.
(e)
During the year ended December 31, 2024, the tax provision includes a $41 million tax benefit associated with a partial release of a valuation allowance on deferred tax assets based on market conditions, as well as the tax effects on impairments and other charges, the impairment of an investment in Argentina, and Egypt currency impact. During the year ended December 31, 2023, the tax provision includes the tax effect on the loss on Blue Chip Swap transactions and Argentina currency impact.

See Footnote Table 2 for Reconciliation of Operating Income to Adjusted Operating Income.
See Footnote Table 4 for Reconciliation of Net Income to Adjusted Net Income.

HALLIBURTON COMPANY
Condensed Consolidated Balance Sheets
(Millions of dollars)
(Unaudited)

	December 31,	December 31,
	2024	2023
Assets
Current assets:
Cash and equivalents	$2,618	$2,264
Receivables, net	5,117	4,860
Inventories	3,040	3,226
Other current assets	1,607	1,193
Total current assets	12,382	11,543
Property, plant, and equipment, net	5,113	4,900
Goodwill	2,838	2,850
Deferred income taxes	2,339	2,505
Operating lease right-of-use assets	1,022	1,088
Other assets	1,893	1,797
Total assets	$25,587	$24,683

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$3,189	$3,147
Accrued employee compensation and benefits	711	689
Current maturities of long-term debt	381	—
Current portion of operating lease liabilities	263	262
Other current liabilities	1,506	1,510
Total current liabilities	6,050	5,608
Long-term debt	7,160	7,636
Operating lease liabilities	798	911
Employee compensation and benefits	414	408
Other liabilities	617	687
Total liabilities	15,039	15,250
Company shareholders’ equity	10,506	9,391
Noncontrolling interest in consolidated subsidiaries	42	42
Total shareholders’ equity	10,548	9,433
Total liabilities and shareholders’ equity	$25,587	$24,683

HALLIBURTON COMPANY
Condensed Consolidated Statements of Cash Flows
(Millions of dollars)
(Unaudited)

	Year Ended		Three Months Ended
	December 31,		December 31,
	2024	2023	2024
Cash flows from operating activities:
Net income	$2,516	$2,662	$614
Adjustments to reconcile net income to cash flows from operating activities:
Depreciation, depletion, and amortization	1,079	998	275
Deferred income tax provision	148	196	107
Impairments and other charges	116	—	—
Working capital (a)	(103)	(511)	542
Other operating activities	109	113	(82)
Total cash flows provided by operating activities	3,865	3,458	1,456
Cash flows from investing activities:
Capital expenditures	(1,442)	(1,379)	(426)
Proceeds from sales of property, plant, and equipment	223	195	74
Other investing activities	(435)	(475)	(92)
Total cash flows used in investing activities	(1,654)	(1,659)	(444)
Cash flows from financing activities:
Stock repurchase program	(1,005)	(800)	(309)
Dividends to shareholders	(600)	(576)	(148)
Payments on long-term borrowings	(100)	(305)	(100)
Other financing activities	(25)	10	12
Total cash flows used in financing activities	(1,730)	(1,671)	(545)
Effect of exchange rate changes on cash	(127)	(210)	(27)
Increase (decrease) in cash and equivalents	354	(82)	440
Cash and equivalents at beginning of period	2,264	2,346	2,178
Cash and equivalents at end of period	$2,618	$2,264	$2,618

(a)	Working capital includes receivables, inventories, and accounts payable.
See Footnote Table 5 for Reconciliation of Cash Flows from Operating Activities to Free Cash Flow.

HALLIBURTON COMPANY
Revenue and Operating Income Comparison
By Operating Segment and Geographic Region
(Millions of dollars)
(Unaudited)

	Three Months Ended
	December 31,		September 30,
Revenue	2024	2023	2024
By operating segment:
Completion and Production	$3,178	$3,317	$3,299
Drilling and Evaluation	2,432	2,422	2,398
Total revenue	$5,610	$5,739	$5,697

By geographic region:
North America	$2,213	$2,423	$2,386
Latin America	953	1,030	1,053
Europe/Africa/CIS	795	767	722
Middle East/Asia	1,649	1,519	1,536
Total revenue	$5,610	$5,739	$5,697

Operating Income
By operating segment:
Completion and Production	$629	$716	$669
Drilling and Evaluation	401	420	406
Total operations	1,030	1,136	1,075
Corporate and other	(65)	(63)	(60)
SAP S4 upgrade expense	(33)	(15)	(28)
Impairments and other charges	—	—	(116)
Total operating income	$932	$1,058	$871

See Footnote Table 1 for Reconciliation of Operating Income to Adjusted Operating Income.

HALLIBURTON COMPANY
Revenue and Operating Income Comparison
By Operating Segment and Geographic Region
(Millions of dollars)
(Unaudited)

	Year Ended
	December 31,
Revenue	2024	2023
By operating segment:
Completion and Production	$13,251	$13,689
Drilling and Evaluation	9,693	9,329
Total revenue	$22,944	$23,018

By geographic region:
North America	$9,626	$10,492
Latin America	4,211	3,987
Europe/Africa/CIS	3,003	2,861
Middle East/Asia	6,104	5,678
Total revenue	$22,944	$23,018

Operating Income
By operating segment:
Completion and Production	$2,709	$2,835
Drilling and Evaluation	1,608	1,543
Total operations	4,317	4,378
Corporate and other	(255)	(244)
SAP S4 upgrade expense	(124)	(51)
Impairments and other charges	(116)	—
Total operating income	$3,822	$4,083

See Footnote Table 2 for Reconciliation of Operating Income to Adjusted Operating Income.

FOOTNOTE TABLE 1

HALLIBURTON COMPANY
Reconciliation of Operating Income to Adjusted Operating Income
(Millions of dollars)
(Unaudited)

	Three Months Ended
	December 31,		September 30,
	2024	2023	2024
Operating income	$932	$1,058	$871

Impairments and other charges:
Severance	—	—	63
Impairment of assets held for sale	—	—	49
Cybersecurity incident	—	—	35
Gain on an equity investment	—	—	(43)
Other	—	—	12
Total impairments and other charges (a)	—	—	116
Adjusted operating income (b) (c)	$932	$1,058	$987

(a)
During the three months ended September 30, 2024, Halliburton recognized a pre-tax charge of $116 million as a result of severance costs, an impairment of assets held for sale, expenses related to a cybersecurity incident, a gain on a fair value adjustment of an equity investment, and other items.

(b)
Adjusted operating income is a non-GAAP financial measure which is calculated as: “Operating income” plus “Total impairments and other charges” for the respective periods. Management believes that operating income adjusted for impairments and other charges is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the company's normal operating results. Management analyzes operating income without the impact of these items as an indicator of performance, to identify underlying trends in the business, and to establish operational goals. The adjustments remove the effect of these items.

(c)	We calculate operating margin by dividing operating income by revenue. We calculate adjusted operating margin, a non-GAAP financial measure, by dividing adjusted operating income by revenue. Management believes adjusted operating margin is useful to investors to assess and understand operating performance.

FOOTNOTE TABLE 2

HALLIBURTON COMPANY
Reconciliation of Operating Income to Adjusted Operating Income
(Millions of dollars)
(Unaudited)

	Year Ended
	December 31,
	2024	2023
Operating income	$3,822	$4,083

Impairments and other charges:
Severance	63	—
Impairment of assets held for sale	49	—
Cybersecurity incident	35	—
Gain on an equity investment	(43)	—
Other	12	—
Total impairments and other charges (a)	116	—
Adjusted operating income (b) (c)	$3,938	$4,083

(a)
During the year ended December 31, 2024, Halliburton recognized a pre-tax charge of $116 million as a result of severance costs, an impairment of assets held for sale, expenses related to a cybersecurity incident, a gain on a fair value adjustment of an equity investment, and other items.

(b)
Adjusted operating income is a non-GAAP financial measure which is calculated as: “Operating income” plus “Total impairments and other charges” for the respective periods. Management believes that operating income adjusted for impairments and other charges is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the company's normal operating results. Management analyzes operating income without the impact of these items as an indicator of performance, to identify underlying trends in the business, and to establish operational goals. The adjustments remove the effect of these items.

(c)	We calculate operating margin by dividing operating income by revenue. We calculate adjusted operating margin, a non-GAAP financial measure, by dividing adjusted operating income by revenue. Management believes adjusted operating margin is useful to investors to assess and understand operating performance.

FOOTNOTE TABLE 3

HALLIBURTON COMPANY
Reconciliation of Net Income to Adjusted Net Income
(Millions of dollars and shares except per share data)
(Unaudited)

	Three Months Ended
	December 31,		September 30,
	2024	2023	2024
Net income attributable to company	$615	$661	$571

Adjustments:
Argentina currency impact	—	103	—
Loss on Blue Chip Swap transactions	—	6	—
Impairments and other charges (a)	—	—	116
Total adjustments, before taxes	—	109	116
Tax adjustment (b)	—	(1)	(46)
Total adjustments, net of taxes (c)	—	108	70
Adjusted net income attributable to company (c)	$615	$769	$641

Diluted weighted average common shares outstanding	875	897	881
Net income per diluted share (d)	$0.70	$0.74	$0.65
Adjusted net income per diluted share (d)	$0.70	$0.86	$0.73

(a)	See Footnote Table 1 for details of the impairments and other charges recorded during the three months ended September 30, 2024.
(b)
During the three months ended September 30, 2024, the tax adjustment includes a $41 million tax benefit associated with a partial release of a valuation allowance on deferred tax assets based on market conditions, as well as the tax effect on impairments and other charges. The tax adjustment during three months ended December 31, 2023, includes the tax effect on the Argentina currency impact and the loss on Blue Chip Swap transactions.

(c)
Adjusted net income attributable to company is a non-GAAP financial measure which is calculated as: “Net income attributable to company” plus “Total adjustments, net of taxes” for the respective periods. Management believes net income adjusted for the Argentina currency impact, the loss on Blue Chip Swap transactions, the impairments and other charges, along with the tax adjustment, is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the company's normal operating results. Management analyzes net income without the impact of these items as an indicator of performance to identify underlying trends in the business and to establish operational goals. Total adjustments remove the effect of these items.

(d)
Net income per diluted share is calculated as: “Net income attributable to company” divided by “Diluted weighted average common shares outstanding.” Adjusted net income per diluted share is a non-GAAP financial measure which is calculated as: “Adjusted net income attributable to company” divided by “Diluted weighted average common shares outstanding.” Management believes adjusted net income per diluted share is useful to investors to assess and understand operating performance.

FOOTNOTE TABLE 4

HALLIBURTON COMPANY
Reconciliation of Net Income to Adjusted Net Income
(Millions of dollars and shares except per share data)
(Unaudited)

	Year Ended
	December 31,
	2024	2023
Net income attributable to company	$2,501	$2,638

Adjustments:
Impairments and other charges (a)	116	—
Loss on Blue Chip Swap transactions	—	110
Argentina currency impact	—	103
Other, net (b)	82	—
Total adjustments, before taxes	198	213
Tax adjustment (c)	(55)	(24)
Total adjustments, net of taxes (d)	143	189
Adjusted net income attributable to company (d)	$2,644	$2,827

Diluted weighted average common shares outstanding	883	902
Net income per diluted share (e)	$2.83	$2.92
Adjusted net income per diluted share (e)	$2.99	$3.13

(a)	See Footnote Table 2 for details of the impairments and other charges recorded during the year ended December 31, 2024.
(b)	During the year ended December 31, 2024, Halliburton incurred a charge of $82 million in March 2024, primarily due to the impairment of an investment in Argentina and currency devaluation in Egypt.
(c)
During the year ended December 31, 2024, the tax adjustment includes a $41 million tax benefit associated with a partial release of a valuation allowance on deferred tax assets based on market conditions, the tax effects on impairments and other charges, the impairment of an investment in Argentina, and Egypt currency impact. During the year ended December 31, 2023, the tax adjustment includes the tax effect on the loss on Blue Chip Swap transactions and the Argentina currency impact of $103 million related to the fourth quarter of 2023.

(d)
Adjusted net income attributable to company is a non-GAAP financial measure which is calculated as: “Net income attributable to company” plus “Total adjustments, net of taxes” for the respective periods. Management believes net income adjusted for the impairments and other charges, Egypt currency impact, Argentina investment impairment, and the loss on the Blue Chip Swap transactions, along with the tax adjustment, is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the company's normal operating results. Management analyzes net income without the impact of these items as an indicator of performance to identify underlying trends in the business and to establish operational goals. Total adjustments remove the effect of these items.

(e)
Net income per diluted share is calculated as: “Net income attributable to company” divided by “Diluted weighted average common shares outstanding.” Adjusted net income per diluted share is a non-GAAP financial measure which is calculated as: “Adjusted net income attributable to company” divided by “Diluted weighted average common shares outstanding.” Management believes adjusted net income per diluted share is useful to investors to assess and understand operating performance.

FOOTNOTE TABLE 5

HALLIBURTON COMPANY
Reconciliation of Cash Flows from Operating Activities to Free Cash Flow
(Millions of dollars)
(Unaudited)

	Year Ended		Three Months Ended
	December 31,		December 31,
	2024	2023	2024
Total cash flows provided by operating activities	$3,865	$3,458	$1,456
Capital expenditures	(1,442)	(1,379)	(426)
Proceeds from sales of property, plant, and equipment	223	195	74
Free cash flow (a)	$2,646	$2,274	$1,104

(a)
Free Cash Flow is a non-GAAP financial measure which is calculated as “Total cash flows provided by operating activities” less “Capital expenditures” plus “Proceeds from sales of property, plant, and equipment.” Management believes that Free Cash Flow is a key measure to assess liquidity of the business and is consistent with the disclosures of Halliburton's direct, large-cap competitors.

Conference Call Details

Halliburton Company (NYSE: HAL) will host a conference call on Wednesday, January 22, 2025, to discuss its fourth quarter 2024 financial results. The call will begin at 8:00 a.m. CT (9:00 a.m. ET).

Please visit the Halliburton website to listen to the call via live webcast. A recorded version will be available for seven days under the same link immediately following the conclusion of the conference call. You can also pre-register for the conference call and obtain your dial in number and passcode by clicking here.

CONTACTS

Investors Relations Contact
David Coleman
Investors@Halliburton.com
281-871-2688

Media Relations
Misty Rowe
PR@Halliburton.com
281-871-2601